Exhibit 99

FOR IMMEDIATE RELEASE

Contacts:	John Hulbert, Investors, (612) 761-6627
Jenna Reck, Financial Media, (612) 761-5829
Target Media Hotline, (612) 696-3400

Target Corporation Announces Strong Third Quarter 2011 Earnings

EPS increases 10% to 82 cents; Adjusted EPS increases 28% to 87 cents

MINNEAPOLIS (November 16, 2011) — Target Corporation (NYSE: TGT) today reported net earnings of $555 million for the quarter ended October 29, 2011, compared with $535 million in the quarter ended October 30, 2010. Earnings per share in the third quarter increased 10.2 percent to $0.82 from $0.74 in the same period a year ago. As previously disclosed, third quarter 2010 earnings per share included the benefit of approximately 6 cents related to favorable state income tax settlements. Third quarter 2011 results included expenses related to Target’s investments in its 2013 Canadian market entry, which reduced earnings per share by approximately 5 cents. Excluding those two items, adjusted earnings per share increased 28 percent to $0.87 in third quarter 2011 from $0.68 in the same period a year ago.  A reconciliation of non-GAAP financial measures to GAAP measures is provided in the tables attached to this press release. All earnings per share figures refer to diluted earnings per share.

“We’re very pleased with our third quarter financial results, which reflect strong performance in our U.S. Retail and U.S. Credit Card segments,” said Gregg Steinhafel, chairman, president, and chief executive officer of Target Corporation. “We’re confident that we have the right strategy and team in place to drive continued strong performance this holiday season and well into the future, allowing us to continue rewarding our shareholders while investing millions of dollars each week to support the many local communities where our guests and team members live, work and shop.”

– more –

Fourth Quarter 2011 Earnings Guidance

The company currently expects fourth quarter 2011 diluted EPS of $1.43 to $1.53, on a GAAP basis. This estimate excludes any reduction in income tax expense from the resolution of income tax uncertainties, which the company expects to be approximately $50 million in the quarter. It also excludes the impact of a potential credit-card receivables sale transaction, and excludes the impact of any potential early extinguishment of non-recourse debt collateralized by credit card receivables.

U.S. Retail Segment Results

As the company first reported in its sales release on November 3, 2011, Target’s sales in third quarter 2011 increased 5.4 percent to $16.1 billion from $15.2 billion a year ago, due to a 4.3 percent increase in comparable-store sales and the contribution from new stores. Segment earnings before interest expense and income taxes (EBIT) were $931 million in the third quarter of 2011, an increase of 14.1 percent from $816 million in 2010.

Third quarter 2011 EBITDA and EBIT margin rates were 9.1 percent and 5.8 percent, respectively, compared with 8.8 percent and 5.4 percent in 2010. Third quarter gross margin rate declined to 30.5 percent in 2011 from 30.6 percent in 2010, reflecting the impact of the company’s integrated growth strategies partially offset by rate improvements within categories. The company’s third quarter selling, general and administrative (SG&A) expense rate improved to 21.4 percent in 2011, compared with 21.8 percent in 2010.

U.S. Credit Card Segment Results

Third quarter average receivables decreased 9.9 percent to $6.2 billion in 2011 from $6.9 billion in 2010. Average receivables directly funded by Target decreased 14 percent in the third quarter to $2.4 billion from $2.8 billion in 2010.

2

Third quarter bad debt expense was $40 million in 2011, down from $110 million in 2010, driven by improved trends in key measures of risk. Segment profit for the quarter increased 10 percent to $143 million in 2011, compared with $130 million in third quarter 2010. Annualized segment pre-tax return on invested capital was 23.6 percent in third quarter 2011, compared with 18.5 percent in 2010.

Canadian Segment Results

Third quarter 2011 EBIT was $(35) million due to start-up expenses and depreciation related to the company’s expected market entry in 2013.

Interest Expense and Taxes

Net interest expense for the quarter was $200 million, including $15 million of interest on capitalized leases related to Target’s Canadian market entry. Net interest expense was $194 million in third quarter 2010.

The company’s effective income tax rate was 35.3 percent in third quarter 2011, up from 30.8 percent in 2010. Target’s third quarter 2010 income tax rate reflected the favorable resolution of various state income tax matters which increased earnings per share by approximately 6 cents.

Share Repurchase

In third quarter 2011, the company repurchased approximately 4.5 million shares of its common stock at an average price of $50.45, for a total investment of $226 million. Year-to-date, the company has repurchased approximately 34.1 million shares of its common stock at an average price of $50.76, for a total investment of $1.7 billion.

3

Miscellaneous

Target Corporation will webcast its third quarter earnings conference call at 9:30 a.m. CST today. Investors and the media are invited to listen to the call through the company’s website at www.target.com/investors (click on “Events + Presentations” and then “Archives + Webcasts”). A telephone replay of the call will be available beginning at approximately 11:30 a.m. CST today through the end of business on November 18, 2011. The replay number is (800) 642-1687 (passcode: 20428017).

Statements in this release regarding expected earnings per share and gains realized from the resolution of income tax uncertainties are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date they are made and are subject to risks and uncertainties which could cause the company’s actual results to differ materially. The most important risks and uncertainties are described in Item 1A of the company’s Form 10-K for the fiscal year ended January 29, 2011.

In addition to the GAAP results provided in this release, the company provides non-GAAP adjusted diluted earnings per share (non-GAAP adjusted EPS) for the three and nine months ended October 29, 2011 and October 30, 2010. This measure is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The most comparable GAAP measure is diluted earnings per share. Management believes non-GAAP adjusted EPS is useful in providing period-to-period comparisons of the results of our U.S. operations. Non-GAAP adjusted EPS should not be considered in isolation or as a substitution for analysis of the company’s results as reported under GAAP. Other companies may calculate non-GAAP adjusted EPS differently than the company does, limiting the usefulness of the measure for comparative purposes.

4

About Target

Minneapolis-based Target Corporation (NYSE:TGT) serves guests at 1,767 stores across the United States and at Target.com. The company plans to open its first stores in Canada in 2013. In addition, the company operates a credit card segment that offers branded proprietary credit card products. Since 1946, Target has given 5 percent of its income through community grants and programs; today, that giving equals more than $3 million a week. For more information about Target’s commitment to corporate responsibility, visit Target.com/hereforgood.

For more information, visit Target.com/Pressroom.

# # #

5

TARGET CORPORATION

Consolidated Statements of Operations

	Three Months Ended			Nine Months Ended
	October 29,	October 30,		October 29,	October 30,
(millions, except per share data) (unaudited)	2011	2010	Change	2011	2010	Change
Sales	$16,054	$15,226	5.4%	$47,529	$45,509	4.4%
Credit card revenues	348	379	(8.2)	1,048	1,220	(14.1)
Total revenues	16,402	15,605	5.1	48,577	46,729	4.0
Cost of sales	11,165	10,562	5.7	32,874	31,267	5.1
Selling, general and administrative expenses	3,525	3,345	5.4	10,230	9,749	4.9
Credit card expenses	109	198	(44.9)	283	693	(59.0)
Depreciation and amortization	546	533	2.4	1,568	1,545	1.5
Earnings before interest expense and income taxes	1,057	967	9.4	3,622	3,475	4.2
Net interest expense
Nonrecourse debt collateralized by credit card receivables	18	20	(12.1)	55	64	(14.3)
Other interest expense	184	175	5.2	522	505	3.4
Interest income	(2)	(1)	149.4	(3)	(2)	48.0
Net interest expense	200	194	2.9	574	567	1.2
Earnings before income taxes	857	773	11.0	3,048	2,908	4.8
Provision for income taxes	302	238	27.5	1,100	1,023	7.5
Net earnings	$555	$535	3.7%	$1,948	$1,885	3.4%
Basic earnings per share	$0.82	$0.75	10.2%	$2.85	$2.59	10.4%
Diluted earnings per share	$0.82	$0.74	10.2%	$2.84	$2.57	10.5%
Weighted average common shares outstanding
Basic	673.2	715.4		682.2	728.8
Diluted	678.3	721.0		686.9	734.4

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Financial Position

	October 29,	January 29,	October 30,
(millions)	2011	2011	2010
	(unaudited)		(unaudited)
Assets
Cash and cash equivalents, including marketable securities of $66, $1,129 and $349	$821	$1,712	$936
Credit card receivables, net of allowance of $431, $690 and $775	5,713	6,153	5,955
Inventory	9,890	7,596	9,550
Other current assets	1,948	1,752	1,905
Total current assets	18,372	17,213	18,346
Property and equipment
Land	6,069	5,928	5,891
Buildings and improvements	26,850	23,081	23,101
Fixtures and equipment	5,153	4,939	4,908
Computer hardware and software	2,457	2,533	2,461
Construction-in-progress	546	567	448
Accumulated depreciation	(12,035)	(11,555)	(11,219)
Property and equipment, net	29,040	25,493	25,590
Other noncurrent assets	1,035	999	1,013
Total assets	$48,447	$43,705	$44,949
Liabilities and shareholders’ investment
Accounts payable	$8,053	$6,625	$7,761
Accrued and other current liabilities	3,273	3,326	3,179
Unsecured debt and other borrowings	2,313	119	814
Nonrecourse debt collateralized by credit card receivables	500	—	36
Total current liabilities	14,139	10,070	11,790
Unsecured debt and other borrowings	12,897	11,653	11,737
Nonrecourse debt collateralized by credit card receivables	3,259	3,954	3,943
Deferred income taxes	1,199	934	814
Other noncurrent liabilities	1,689	1,607	1,786
Total noncurrent liabilities	19,044	18,148	18,280
Shareholders’ investment
Common stock	56	59	59
Additional paid-in capital	3,431	3,311	3,128
Retained earnings	12,340	12,698	12,254
Accumulated other comprehensive loss	(563)	(581)	(562)
Total shareholders’ investment	15,264	15,487	14,879
Total liabilities and shareholders’ investment	$48,447	$43,705	$44,949
Common shares outstanding	671.4	704.0	707.9

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Cash Flows

	Nine Months Ended
	October 29,	October 30,
(millions) (unaudited)	2011	2010
Operating activities
Net earnings	$1,948	$1,885
Reconciliation to cash flow
Depreciation and amortization	1,568	1,545
Share-based compensation expense	61	77
Deferred income taxes	397	249
Bad debt expense	67	445
Non-cash (gains)/losses and other, net	76	(112)
Changes in operating accounts:
Accounts receivable originated at Target	120	241
Inventory	(2,294)	(2,371)
Other current assets	(131)	(61)
Other noncurrent assets	49	(113)
Accounts payable	1,428	1,250
Accrued and other current liabilities	(360)	(141)
Other noncurrent liabilities	46	(42)
Cash flow provided by operations	2,975	2,852
Investing activities
Expenditures for property and equipment	(3,750)	(1,607)
Proceeds from disposal of property and equipment	7	36
Change in accounts receivable originated at third parties	253	325
Other investments	(114)	(70)
Cash flow required for investing activities	(3,604)	(1,316)
Financing activities
Change in commercial paper, net	1,211	—
Additions to long-term debt	1,000	997
Reductions of long-term debt	(272)	(1,450)
Dividends paid	(549)	(432)
Repurchase of stock	(1,693)	(2,055)
Stock option exercises and related tax benefit	66	133
Other	1	7
Cash flow required for financing activities	(236)	(2,800)
Effect of exchange rate changes on cash and cash equivalents	(26)	—
Net decrease in cash and cash equivalents	(891)	(1,264)
Cash and cash equivalents at beginning of period	1,712	2,200
Cash and cash equivalents at end of period	$821	$936

Subject to reclassification

TARGET CORPORATION

U.S. Retail Segment

U.S. Retail Segment Results

	Three Months Ended			Nine Months Ended
	October 29,	October 30,		October 29,	October 30,
(millions) (unaudited)	2011	2010	Change	2011	2010	Change
Sales	$16,054	$15,226	5.4%	$47,529	$45,509	4.4%
Cost of sales	11,165	10,562	5.7	32,874	31,267	5.1
Gross margin	4,889	4,664	4.8	14,655	14,242	2.9
SG&A expenses(a)	3,433	3,319	3.5	9,988	9,689	3.1
EBITDA	1,456	1,345	8.2	4,667	4,553	2.5
Depreciation and amortization	525	529	(0.8)	1,527	1,532	(0.3)
EBIT	$931	$816	14.1%	$3,140	$3,021	3.9%

EBITDA is earnings before interest expense, income taxes, depreciation and amortization.

EBIT is earnings before interest expense and income taxes.

(a) Loyalty Program discounts are recorded as reductions to sales in our U.S. Retail Segment.  Effective with the October 2010 nationwide launch of our new 5% REDcard Rewards loyalty program, we changed the formula under which our U.S. Credit Card segment reimburses our U.S. Retail Segment to better align with the attributes of the new program. In the three and nine months ended October 29, 2011, these reimbursed amounts were $74 million and $189 million, respectively, compared with $26 million and $60 million in the corresponding periods in 2010. In all periods these amounts were recorded as reductions to SG&A expenses within the U.S. Retail Segment and increases to operations and marketing expenses within the U.S. Credit Card Segment.

U.S. Retail Segment Rate Analysis

	Three Months Ended		Nine Months Ended
	October 29,	October 30,	October 29,	October 30,
(unaudited)	2011	2010	2011	2010
Gross margin rate	30.5%	30.6%	30.8%	31.3%
SG&A expense rate	21.4%	21.8%	21.0%	21.3%
EBITDA margin rate	9.1%	8.8%	9.8%	10.0%
Depreciation and amortization expense rate	3.3%	3.5%	3.2%	3.4%
EBIT margin rate	5.8%	5.4%	6.6%	6.6%

U.S. Retail Segment rate analysis metrics are computed by dividing the applicable amount by sales.

Comparable-Store Sales

	Three Months Ended		Nine Months Ended
	October 29,	October 30,	October 29,	October 30,
(unaudited)	2011	2010	2011	2010
Comparable-store sales change	4.3%	1.6%	3.4%	2.0%
Drivers of changes in comparable-store sales:
Number of transactions	0.3%	2.1%	0.4%	2.3%
Average transaction amount	4.1%	(0.5)%	3.1%	(0.2)%
Units per transaction	2.5%	3.0%	2.9%	2.1%
Selling price per unit	1.6%	(3.3)%	0.2%	(2.2)%

The comparable-store sales increases or decreases above are calculated by comparing sales in fiscal year periods with comparable prior year periods of equivalent length.

REDcard Penetration

	Three Months Ended		Nine Months Ended
	October 29,	October 30,	October 29,	October 30,
(unaudited)	2011	2010	2011	2010
Target Credit Cards	6.9%	4.9%	6.5%	4.7%
Target Debit Cards	2.6%	0.6%	2.1%	0.5%
Total Store REDcard Penetration	9.5%	5.5%	8.6%	5.2%

Represents the percentage of Target store sales that are paid for using REDcards.

Number of Stores and Retail Square Feet

	Number of Stores			Retail Square Feet(a)
	October 29,	January 29,	October 30,	October 29,	January 29,	October 30,
(unaudited)	2011	2011	2010	2011	2011	2010
Target general merchandise stores	640	1,037	1,039	77,349	127,292	127,532
Expanded food assortment	875	462	462	114,218	61,823	61,823
SuperTarget stores	252	251	251	44,681	44,503	44,503
Total	1,767	1,750	1,752	236,248	233,618	233,858

(a) In thousands; reflects total square feet, less office, distribution center and vacant space.

Subject to reclassification

TARGET CORPORATION

U.S. Credit Card Segment

	Three Months Ended		Three Months Ended		Nine Months Ended		Nine Months Ended
	October 29, 2011		October 30, 2010		October 29, 2011		October 30, 2010
U.S. Credit Card Segment Results	Amount	Annualized	Amount	Annualized	Amount	Annualized	Amount	Annualized
(millions) (unaudited)	(in millions)	Rate(d)	(in millions)	Rate(d)	(in millions)	Rate(d)	(in millions)	Rate(d)
Finance charge revenue	$279	18.1%	$315	18.4%	$849	18.0%	$989	18.4%
Late fees and other revenue	47	3.1	38	2.2	133	2.8	152	2.8
Third party merchant fees	22	1.4	26	1.5	66	1.4	79	1.5
Total revenues	348	22.5	379	22.1	1,048	22.2	1,220	22.7
Bad debt expense	40	2.6	110	6.4	67	1.4	445	8.3
Operations and marketing expenses(a)	143	9.2	114	6.7	405	8.6	307	5.7
Depreciation and amortization	4	0.3	5	0.3	13	0.3	14	0.3
Total expenses	187	12.1	229	13.4	485	10.3	766	14.3
EBIT	161	10.4	150	8.8	563	11.9	454	8.4
Interest expense on nonrecourse debt collateralized by credit card receivables	18		20		55		64
Segment profit	$143		$130		$508		$390
Average gross credit card receivables funded by Target(b)	$2,427		$2,811		$2,443		$2,705
Segment pretax ROIC(c)	23.6%		18.5%		27.7%		19.2%

(a) Loyalty Program discounts are recorded as reductions to sales in our U.S. Retail Segment.  Effective with the October 2010 nationwide launch of our new 5% REDcard Rewards loyalty program, we changed the formula under which our U.S. Credit Card segment reimburses our U.S. Retail Segment to better align with the attributes of the new program. In the three and nine months ended October 29, 2011, these reimbursed amounts were $74 million and $189 million, respectively, compared with $26 million and $60 million in the corresponding periods in 2010. In all periods these amounts were recorded as reductions to SG&A expenses within the U.S. Retail Segment and increases to operations and marketing expenses within the U.S. Credit Card Segment.

(b) Amounts represent the portion of average gross credit card receivables funded by Target. These amounts exclude $3,754 million and $3,843 million for the three and nine months ended October 29, 2011, respectively, and $4,048 million and $4,461 million for the three and nine months ended October 30, 2010, respectively, of receivables funded by nonrecourse debt collateralized by credit card receivables.

(c) ROIC is return on invested capital, and this rate equals our segment profit divided by average gross credit card receivables funded by Target, expressed as an annualized rate.

(d) As an annualized percentage of average gross credit card receivables.

	Three Months Ended			Three Months Ended			Nine Months Ended			Nine Months Ended
	October 29, 2011			October 30, 2010			October 29, 2011			October 30, 2010
	Yield			Yield			Yield			Yield
Spread Analysis - Total Portfolio	Amount	Annualized		Amount	Annualized		Amount	Annualized		Amount	Annualized
(unaudited)	(in millions)	Rate		(in millions)	Rate		(in millions)	Rate		(in millions)	Rate
EBIT	$161	10.4	%(c)	$150	8.8	%(c)	$563	11.9	%(c)	$454	8.4	%(c)
LIBOR(a)		0.2%			0.3%			0.2%			0.3%
Spread to LIBOR(b)	$158	10.2	%(c)	$146	8.5	%(c)	$552	11.7	%(c)	$439	8.1	%(c)

(a) Balance-weighted one-month LIBOR.

(b) Spread to LIBOR is a metric used to analyze the performance of our total credit card portfolio because the vast majority of our portfolio earns finance charge revenue at rates tied to the Prime Rate, and the interest rate on all nonrecourse debt securitized by credit card receivables is tied to LIBOR.

(c) As a percentage of average gross credit card receivables.

	Three Months Ended			Nine Months Ended
Receivables Rollforward Analysis	October 29,	October 30,		October 29,	October 30,
(millions) (unaudited)	2011	2010	Change	2011	2010	Change
Beginning gross credit card receivables	$6,202	$6,988	(11.2)%	$6,843	$7,982	(14.3)%
Charges at Target	1,205	811	48.5	3,348	2,295	45.9
Charges at third parties	1,283	1,409	(9.0)	3,886	4,357	(10.8)
Payments	(2,784)	(2,643)	5.3	(8,577)	(8,350)	2.7
Other	238	165	43.5	644	446	44.6
Period-end gross credit card receivables	$6,144	$6,730	(8.7)%	$6,144	$6,730	(8.7)%
Average gross credit card receivables	$6,181	$6,859	(9.9)%	$6,287	$7,166	(12.3)%
Accounts with three or more payments (60+ days) past due as a percentage of period-end gross credit card receivables	3.3%	4.9%		3.3%	4.9%
Accounts with four or more payments (90+ days) past due as a percentage of period-end gross credit card receivables	2.2%	3.5%		2.2%	3.5%

	Three Months Ended			Nine Months Ended
Allowance for Doubtful Accounts	October 29,	October 30,		October 29,	October 30,
(millions) (unaudited)	2011	2010	Change	2011	2010	Change
Allowance at beginning of period	$480	$851	(43.7)%	$690	$1,016	(32.1)%
Bad debt expense	40	110	(63.6)	67	445	(84.9)
Write-offs(a)	(122)	(226)	(46.3)	(448)	(799)	(44.0)
Recoveries(a)	33	40	(17.4)	122	113	7.5
Allowance at end of period	$431	$775	(44.4)%	$431	$775	(44.4)%
As a percentage of period-end gross credit card receivables	7.0%	11.5%		7.0%	11.5%
Net write-offs as a percentage of average gross credit card receivables (annualized)	5.7%	10.9%		6.9%	12.8%

(a) Write-offs include the principal amount of losses (excluding accrued and unpaid finance charges), and recoveries include current period principal collections on previously written-off balances. These amounts combined represent net write-offs.

Subject to reclassification

TARGET CORPORATION

Canadian Segment

	Three Months Ended		Nine Months Ended
Canadian Segment Results	October 29,	October 30,	October 29,	October 30,
(millions) (unaudited)	2011	2010	2011	2010
Sales	$—	$—	$—	$—
Cost of sales	—	—	—	—
Gross margin	—	—	—	—
SG&A expenses(a)	18	—	53	—
EBITDA	(18)	—	(53)	—
Depreciation and amortization(b)	17	—	28	—
EBIT	$(35)	$—	$(81)	$—

EBITDA is earnings before interest expense, income taxes, depreciation and amortization.

EBIT is earnings before interest expense and income taxes.

(a) SG&A expenses include our Canadian Segment start-up costs.  These costs consisted primarily of legal, payroll, and consulting expenses.

(b) Depreciation and amortization result from depreciation of capital lease assets and leasehold interests acquired in our Zellers asset purchase. For the three and nine months ended October 29, 2011, the lease payment obligation also gave rise to $15 million and $25 million of interest expense, respectively, recorded in our consolidated statements of operations.

Subject to reclassification

TARGET CORPORATION

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

	Three Months Ended			Nine Months Ended
	October 29,	October 30,		October 29,	October 30,
(millions) (unaudited)	2011	2010	Change	2011	2010	Change
GAAP diluted earnings per share	$0.82	$0.74	10.2%	$2.84	$2.57	10.4%
Adjustments	0.05	(0.06)		0.11	(0.06)
Adjusted diluted earnings per share	$0.87	$0.68	28.0%	$2.95	$2.51	17.5%

Please see the detailed reconciliation below.

	Three Months Ended October 29, 2011						Three Months Ended October 30, 2010
(millions) (unaudited)	U.S. Retail	U.S. Credit Card	Total U.S.	Canada	Other	Consolidated GAAP Total	U.S. Retail	U.S. Credit Card	Total U.S.	Canada	Other		Consolidated GAAP Total
Segment profit	$931	$143	$1,074	$(35)	$—	$1,039	$816	$130	$947	$—	$—		$947
Other interest expense(a)			167	15	—	182			174	—	—		174
Earnings before income taxes			907	(50)	—	857			773	—	—		773
Provision for income taxes(b)			317	(15)	—	302			283	—	(45	)(c)	238
Net earnings			$590	$(35)	$—	$555			$490	$—	$45		$535
Diluted earnings per share(d)			$0.87	$(0.05)	$—	$0.82			$0.68	$—	$0.06		$0.74

	Nine Months Ended October 29, 2011						Nine Months Ended October 30, 2010
(millions) (unaudited)	U.S. Retail	U.S. Credit Card	Total U.S.	Canada	Other	Consolidated GAAP Total	U.S. Retail	U.S. Credit Card	Total U.S.	Canada	Other		Consolidated GAAP Total
Segment profit	$3,140	$508	$3,648	$(81)	$—	$3,567	$3,021	$390	$3,411	$—	$—		$3,411
Other interest expense(a)			494	25	—	519			503	—	—		503
Earnings before income taxes			3,154	(106)	—	3,048			2,908	—	—		2,908
Provision for income taxes(b)			1,130	(30)	—	1,100			1,068	—	(45	)(c)	1,023
Net earnings			$2,024	$(76)	$—	$1,948			$1,840	$—	$45		$1,885
Diluted earnings per share(d)			$2.95	$(0.11)	$—	$2.84			$2.51	$—	$0.06		$2.57

Note: Our segment measure of profit is used by management to evaluate the return we are achieving on our investment and to make operating decisions. To provide additional transparency we have disclosed non-GAAP adjusted diluted earnings per share, which incorporates the diluted EPS impact of our 2013 Canadian market entry and favorable resolution of various state income tax matters. We believe this information is useful in providing period-to-period comparisons of the results of our U.S. operations.

(a) Represents interest expense not included in U.S. Credit Card segment profit.  For the three and nine months ended October 29, 2011, U.S. Credit Card segment profit included $18 million and $55 million of interest expense on nonrecourse debt collateralized by credit card receivables, respectively, compared with $20 million and $64 million in the respective prior year periods. These amounts, along with other interest expense, equal consolidated GAAP interest expense.

(b) In 2011, taxes are allocated to our business segments based on estimated effective income tax rates for the period.

(c) Represents reductions to income tax expense due to favorable resolution of state income tax matters that in the aggregate were significant during the three and nine months ended October 30, 2010.

(d) For the three and nine months ended October 29, 2011, average diluted shares outstanding were 678.3 million and 686.9 million, respectively, and for the three and nine months ended October 30, 2010, average diluted shares outstanding were 721.0 million and 734.4 million, respectively.

Subject to reclassification